UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 13, 2006
(Date of earliest event reported)
GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Penobscot Drive Redwood City, California	94063

(Address of principal executive offices)	(Zip Code)
(650) 556-3900

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On February 13, 2006, Genomic Health, Inc. issued a press release announcing financial results for its fiscal year ended December 31, 2005. The full text of the press release is furnished as Exhibit 99.1.
ITEM 8.01 OTHER EVENTS.
     The Company’s 2006 Annual Meeting of Stockholders will be held on May 24, 2006 at such place and time as will be set forth in the Company’s proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. For the 2006 Annual Meeting of Stockholders, to be timely, the Company’s Bylaws provide that the Secretary of the Company must have received the stockholder’s notice not later than the close of business on the later of (i) the ninetieth (90th) day prior to the annual meeting and (ii) the seventh day following the date on which public announcement of the date of the meeting is first made. For the Company’s 2006 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions not later than February 23, 2006.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits
99.1	Press release issued by Genomic Health, Inc. dated February 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 13, 2006

GENOMIC HEALTH, INC.

By:	/s/ G. Bradley Cole

G. Bradley Cole
Executive Vice President and
Chief Financial Officer
(title)

Exhibit Index
99.1	Press release issued by Genomic Health, Inc. dated February 13, 2006.